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                                                                    EXHIBIT 3.81

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                    PARAGON HEALTHCARE LIMITED PARTNERSHIP

1.    The name of the limited partnership is Paragon Healthcare Limited
      Partnership.

2. The business address of the limited partnership is 1200 South Pine Island Road, 6th Floor, Plantation, Florida 33317.

3. The name of the registered agent for service of process is C T Corporation System.

4. The Florida street address of the registered agent is c/o C T Corporation System, 1200 South Pine Island Road, Plantation, Florida 33324.

5.    Acceptance by the registered agent for service of process:

                             C T CORPORATION SYSTEM

                           SPECIAL ASSISTANT SECRETARY
                                 PETER F. SOUZA
                                 Name and Title

6. The mailing address of the limited partnership is 1200 South Pine Island Road, 6th Floor, Plantation, Florida 33324.

7. The latest date upon which the limited partnership is to be dissolved is September 30, 2038.

8.    NAME OF GENERAL PARTNER             SPECIFIC ADDRESS

      Emergency Medical Services          1200 South Pine Island Road
         Associates, Inc.                 6th Floor
                                          Plantation, Florida 33324

Signed this 2nd day of August, 1993.

EMERGENCY MEDICAL SERVICES ASSOCIATES, INC.

By: /s/ J. Clifford Findeiss
   _______________________________
   Name:    J. Clifford Findeiss
   Title:   President



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             AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                    PARAGON HEALTHCARE LIMITED PARTNERSHIP

      Pursuant to the provisions of the Florida Revised Uniform Limited Partnership Act (1986), the undersigned, as the sole general partner of Paragon Healthcare Limited Partnership, whose Certificate of Limited Partnership was filed with the Florida Department of State on August 3, 1993, does hereby amend said Certificate of Limited Partnership of Paragon Healthcare Limited Partnership as follows:

      1. Section 8 is hereby amended to read as follows: "The name and business address of each general partner is: InPhyNet Hospital Services, Inc., 1200 South Pine Island Road, Suite 600, Fort Lauderdale, FL 33324."

      2. Except as expressly provided herein, all of the terms and provisions of the Certificate of Limited Partnership shall remain in full force and effect and are hereby ratified and confirmed.

      3. This Amendment is being filed within thirty (30) days after the assignment of the General Partnership Interest, which occurred on October 30, 1996.

      The execution of this Certificate by the undersigned constitutes an affirmation under the penalties of perjury that the facts stated herein are true.

      IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership of Paragon Healthcare Limited Partnership this 30th day of October, 1996.

INPHYNET HOSPITAL SERVICES, INC.
as General Partner

/s/ J. Clifford Findeiss
_________________________________
J. Clifford Findeiss, President

                                          Sworn to and Subscribed Before Me this
                                          30th day of October, 1996.

                                          /s/ Mary Ann D'Amato
                                          ______________________________________
                                          Notary Public


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